RAIT Financial Trust Announces Second Quarter 2013 Financial Results

PHILADELPHIA, PA — August 1, 2013 — RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced second quarter 2013 financial results.

Highlights

•	Adjusted funds from operations (“AFFO”) increased 78% to $22.1 million for the quarter ended June 30, 2013 from $12.4 million for the quarter ended June 30, 2012.

•	AFFO per share increased 28% to $0.32 for the quarter ended June 30, 2013 from $0.25 for the quarter ended June 30, 2012.

•	Operating income increased 126% to $14.7 million for the quarter ended June 30, 2013 from $6.5 million for the quarter ended June 30, 2012.

•	Total revenues grew 22% to $58.6 million for the quarter ended June 30, 2013 from $47.9 million for the quarter ended June 30, 2012.

•	RAIT originated $170.8 million of loans in the quarter ended June 30, 2013 consisting of $139.0 million conduit loans, $19.2 million bridge loans and a $12.6 million mezzanine loan. RAIT originated $265.7 million of loans in the six-month period ended June 30, 2013.

•	RAIT sold $78.8 million of conduit loans during the quarter ended June 30, 2013 which generated $4.5 million of fee income. RAIT sold $120.2 million of conduit loans during the six-months ended June 30, 2013 and generated $7.7 million of fee income.

•	Rental income increased 9% to $27.9 million during the quarter ended June 30, 2013 from $25.5 million during the quarter ended June 30, 2012.

•	Average effective rent per unit per month in RAIT’s multifamily portfolio increased 5% to $727 for the quarter ended June 30, 2013 from $695 for the quarter ended June 30, 2012.

•	On April 3, 2013, RAIT raised proceeds of $70.2 million in an underwritten public offering of RAIT’s common shares.

•	RAIT declared a second quarter 2013 common dividend of $0.13 per share, representing an 8% increase from the prior quarter’s dividend of $0.12 per common share and a 63% increase from the second quarter 2012 dividend of $0.08 per common share.

Scott Schaeffer, RAIT’s Chairman and CEO, said, “The second quarter results demonstrate our ability to profitably deploy capital into our lending lines and to manage our existing real estate portfolio. During the first half of 2013, loan originations and loan sales continue to trend higher resulting in increased operating income and AFFO per share from the second quarter of 2012. Notwithstanding the increase in outstanding shares from two secondary offerings, RAIT’s performance led to an 8% increase in the common dividend from the first quarter of 2013 and a 63% increase from the second quarter 2012 dividend of $0.08 per common share.”

Second Quarter 2013 Results

RAIT reported AFFO, a non-GAAP financial measure, for the three-month period ended June 30, 2013 of $22.1 million, or $0.32 per share — diluted based on 69.8 million weighted-average shares outstanding – diluted, as compared to AFFO for the three-month period ended June 30, 2012 of $12.4 million, or $0.25 per share – diluted based on 49.9 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the three-month period ended June 30, 2013 of $65.9 million, or $0.94 total loss per share — diluted based on 69.8 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the three-month period ended June 30, 2012 of $7.0 million, or $0.14 total loss per share – diluted based on 49.9 million weighted-average shares outstanding – diluted. The second quarter 2013 net loss includes $76.0 million of unrealized losses relating primarily to non-cash mark-to-market adjustments in RAIT’s legacy Taberna portfolios and the associated hedges. Non-cash mark-to-market gains and losses are excluded from AFFO.

RAIT reported AFFO for the six-month period ended June 30, 2013 of $40.6 million, or $0.62 per share — diluted based on 65.1 million weighted-average shares outstanding – diluted, as compared to AFFO for the six-month period ended June 30, 2012 of $21.7 million, or $0.46 per share – diluted based on 47.0 million weighted-average shares outstanding – diluted. RAIT reported a net loss allocable to common shares for the six-month period ended June 30, 2013 of $156.4 million, or $2.40 total loss per share — diluted based on 65.1 million weighted-average shares outstanding – diluted, as compared to net loss allocable to common shares for the six-month period ended June 30, 2012 of $114.0 million, or $2.42 total loss per share – diluted based on 47.0 million weighted-average shares outstanding – diluted.

A reconciliation of RAIT’s reported net income (loss) allocable to common shares to its AFFO is included as Schedule I to this release. A reconciliation of RAIT’s total shareholders’ equity to its adjusted book value, a non-GAAP financial measure, is included as Schedule II to this release. Schedule I and Schedule II also include management’s respective rationales for the usefulness of each of these non-GAAP financial measures.

RAIT also reported the following:

•	Investments in Real Estate. As of June 30 2013, RAIT had investments in real estate of $949.6 million as compared to $918.2 million at December 31, 2012.

•	Average Occupancy. The average occupancy of RAIT’s portfolio of investments in real estate increased to 87.1% at June 30, 2013 from 85.1% at December 31, 2012.

•	CRE CDO Coverage Tests. As of the most recent reporting date, RAIT CRE CDO I, Ltd’s overcollateralization test was passing at 126.9% with a trigger of 116.2% and RAIT Preferred Funding II, Ltd’s overcollateralization test was passing at 117.7% with a trigger of 111.7%.

•	Provision for losses. The provision for losses on RAIT’s commercial real estate loan portfolio was $0.5 million for the quarter ended June 30, 2013 unchanged from the quarter ended June 30, 2012.

•	Dividends. On June 20, 2013, RAIT declared a second quarter common dividend of $0.13 per common share to shareholders of record on July 12, 2013. The dividend was paid on July 31, 2013. On May 14, 2013, RAIT’s Board of Trustees declared a second quarter 2013 cash dividend of $0.484375 per share on RAIT’s 7.75% Series A Cumulative Redeemable Preferred Shares, $0.5234375 per share on RAIT’s 8.375% Series B Cumulative Redeemable Preferred Shares and $0.5546875 per share on RAIT’s 8.875% Series C Cumulative Redeemable Preferred Shares. The preferred dividends were paid on July 1, 2013 to holders of record on June 3, 2013.

Key Statistics
(Unaudited and dollars in thousands, except per share information)

As of or For the Three-Month Periods Ended

	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012
Financial Statistics:
Assets under management	$3,692,349	$3,669,564	$3,630,959	$3,598,503	$3,642,189
Total revenue	$58,622	$58,251	$54,922	$52,193	$47,873
Earnings per share – diluted	$(0.94)	$(1.50)	$(0.99)	$(0.37)	$(0.14)
Funds from Operations (“FFO”) per share	$(0.81)	$(1.37)	$(0.83)	$(0.21)	$0.01
AFFO per share	$0.32	$0.31	$0.33	$0.30	$0.25
Common dividend declared	$0.13	$0.12	$0.10	$0.09	$0.08
Commercial Real Estate (“CRE”) Loan Portfolio:
CRE loans— unpaid principal	$1,154,306	$1,118,519	$1,068,984	$1,042,047	$1,072,655
Non-accrual loans — unpaid principal	$65,597	$68,257	$69,080	$70,419	$73,592
Non-accrual loans as a % of reported loans	5.7%	6.1%	6.5%	6.8%	6.9%
Reserve for losses	$24,222	$26,206	$30,400	$32,738	$35,426
Reserves as a % of non-accrual loans	36.9%	38.4%	44.0%	46.5%	48.1%
Provision for losses	$500	$500	$500	$500	$500
CRE Property Portfolio:
Reported investments in real estate	$949,649	$914,919	$918,189	$906,487	$911,128
Net operating income	$12,947	$12,759	$12,184	$12,158	$12,053
Number of properties owned	60	59	59	58	58
Multifamily units owned	8,535	8,206	8,206	8,014	8,014
Office square feet owned	2,015,576	2,015,524	2,015,524	2,015,524	2,015,524
Retail square feet owned	1,421,059	1,422,572	1,422,572	1,422,481	1,422,298
Land (acres owned)	21.92	21.92	21.92	21.92	21.92
Average occupancy data:
Multifamily	92.6%	92.6%	90.0%	90.2%	91.2%
Office	74.3%	70.3%	72.8%	71.9%	71.0%
Retail	68.7%	68.9%	73.2%	73.2%	70.0%

Total	87.1%	85.9%	85.1%	84.6%	85.2%
Average Effective Rent per Unit/Square Foot (1):
Multifamily (2)	$727	$720	$718	$699	$695
Office (3)	$18.77	$18.91	$18.82	$19.08	$19.07
Retail (3)	$11.78	$11.95	$12.53	$11.74	$12.44

(1)	Based on properties owned as of June 30, 2013.

(2)	Average effective rent is rent per unit per month.

(3)	Average effective rent is rent per square foot per year.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM EDT on Thursday, August 1, 2013 from the home page of the RAIT Financial Trust website at www.raitft.com or by dialing 866.788.0542, access code 21823316. For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Thursday, August 8, 2013, by dialing 888.286.8010, access code 84101872.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust that provides debt financing options to owners of commercial real estate and invests directly into commercial real estate properties located throughout the United States.  In addition, RAIT is an asset and property manager of real estate-related assets. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “trend”, “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “goal” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, those disclosed in RAIT’s filings with the Securities and Exchange Commission. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com

RAIT Financial Trust
Consolidated Statements of Operations
(Dollars in thousands, except share and per share information)
(unaudited)

	For the Three-Month		For the Six-Month
	Period Ended		Period Ended
	June 30			June 30
Revenues:	2013	2012	2013	2012
Net interest margin:
Investment Interest income	$31,256	$28,745	$62,536	$56,701
Investment Interest expense	(7,278)	(8,474)	(14,761)	(16,923)

Net interest margin	23,978	20,271	47,775	39,778
Rental income	27,858	25,540	55,027	50,371
Fee and other income	6,786	2,062	14,071	3,520

Total revenue	58,622	47,873	116,873	93,669
Expenses:
Interest expense	9,978	10,764	19,644	21,663
Real estate operating expense	14,911	13,487	29,321	27,284
Compensation expense	6,337	5,246	13,284	10,984
General and administrative expense	3,562	3,783	7,338	7,608
Provision for loan losses	500	500	1,000	1,000
Depreciation and amortization	8,618	7,631	17,188	15,294

Total expenses	43,906	41,411	87,775	83,833
Operating income	14,716	6,462	29,098	9,836
Interest and other income (expense)	69	(1,471)	145	(1,438)
Gains (losses) on sale of assets	224	2,518	221	2,529
Gains (losses) on extinguishment of debt	—	—	—	1,574
Change in fair value of financial instruments	(76,020)	(11,169)	(175,777)	(120,092)

Income (loss) before taxes and discontinued operations	(61,011)	(3,660)	(146,313)	(107,591)
Income tax benefit (provision)	673	90	634	357

Income (loss) from continuing operations	(60,338)	(3,570)	(145,679)	(107,234)
Income (loss) from discontinued operations	—	—	—	—

Net income (loss)	(60,338)	(3,570)	(145,679)	(107,234)
(Income) loss allocated to preferred shares	(5,589)	(3,419)	(10,807)	(6,829)
(Income) loss allocated to noncontrolling interests	50	38	77	93

Net income (loss) allocable to common shares	$(65,877)	$(6,951)	$(156,409)	$(113,970)

Earnings (loss) per share—Basic:
Continuing operations	$(0.94)	$(0.14)	$(2.40)	$(2.42)
Discontinued operations	—	—	—	—

Total earnings (loss) per share—Basic	$(0.94)	$(0.14)	$(2.40)	$(2.42)

Weighted-average shares outstanding—Basic	69,757,807	49,902,247	65,086,432	47,026,586

Earnings (loss) per share—Diluted:
Continuing operations	$(0.94)	$(0.14)	$(2.40)	$(2.42)
Discontinued operations	—	—	—	—

Total earnings (loss) per share—Diluted	$(0.94)	$(0.14)	$(2.40)	$(2.42)

Weighted-average shares outstanding—Diluted	69,757,807	49,902,247	65,086,432	47,026,586

RAIT Financial Trust
Consolidated Balance Sheets
(Dollars in thousands, except share and per share information)
(unaudited)

	As of	As of
	June 30,	December 31,
	2013	2012
Assets
Investments in mortgages and loans, at amortized cost:
Commercial mortgages, mezzanine loans, other loans and preferred	$1,161,766	$1,075,129
equity interests
Allowance for losses	(24,222)	(30,400)

Total investments in mortgages and loans	1,137,544	1,044,729
Investments in real estate, net of accumulated depreciation of $112,325	949,649	918,189
and $97,392, respectively
Investments in securities and security-related receivables, at fair value	603,173	655,509
Cash and cash equivalents	60,401	100,041
Restricted cash	99,119	90,641
Accrued interest receivable	51,331	47,335
Other assets	54,171	45,459
Deferred financing costs, net of accumulated amortization of $17,080 and	17,863	19,734
$15,811, respectively
Intangible assets, net of accumulated amortization of $3,277 and $2,976,	2,324	2,343
respectively
Total assets	$2,975,575	$2,923,980

Liabilities and Equity
Indebtedness:
Recourse indebtedness	$181,985	$172,476
Non-recourse indebtedness	1,737,635	1,627,119

Total indebtedness	1,919,620	1,799,595
Accrued interest payable	25,867	24,129
Accounts payable and accrued expenses	26,252	22,990
Derivative liabilities	123,458	151,438
Deferred taxes, borrowers’ escrows and other liabilities	52,951	35,704
Total liabilities	2,148,148	2,033,856
Series D Preferred Shares, 4,000,000 shares authorized, 2,600,000 issued and outstanding	51,282	52,278
Equity:
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized:
7.75% Series A cumulative redeemable preferred shares, liquidation	37	31
preference $25.00 per share, 3,749,288 and 3,124,288 shares issued and outstanding
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,288,465 shares issued and outstanding	23	23
8.875% Series C cumulative redeemable preferred shares, liquidation preference $25.00 per share, 1,640,100 shares issued and outstanding	17	17
Series E cumulative redeemable preferred shares, liquidation preference $25.00 per share, no shares issued or outstanding	—	—
Common shares, $0.03 par value per share, 200,000,000 shares authorized, 69,960,454 and 58,913,142 issued and outstanding, including 391,268 unvested restricted common share awards at June 30, 2013	2,100	1,760
Additional paid in capital	1,929,797	1,837,389
Accumulated other comprehensive income (loss)	(77,527)	(95,173)
Retained earnings (deficit)	(1,083,924)	(910,086)

Total shareholders’ equity	770,523	833,961
Noncontrolling interests	5,622	3,885
Total equity	776,145	837,846
Total liabilities and equity	$2,975,575	$2,923,980

Schedule I
RAIT Financial Trust
Reconciliation of Net income (loss) Allocable to Common Shares and
Funds From Operations (“FFO”) and
Adjusted Funds From Operations (“AFFO”) (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	For the Three-Month Period Ended June 30,				For the Six-Month Period Ended June 30,
	2013		2012		2013		2012
	Amount	Per Share (2)	Amount	Per Share (3)	Amount	Per Share (2)	Amount	Per Share (3)

Funds From Operations:
Net income (loss) allocable to common shares	$(65,877)	$(0.94)	$(6,951)	$(0.14)	$(156,409)	$(2.40)	$(113,970)	$(2.42)
Adjustments:
Real estate depreciation and amortization	8,050	0.11	7,449	0.15	16,023	0.24	14,908	0.31
(Gains) losses on the sale of real estate	1,326	0.02	—	—	1,326	0.02	—	—

Funds From Operations	$(56,501)	$(0.81)	$498	$0.01	$(139,060)	$(2.14)	$(99,062)	$(2.11)

Adjusted Funds From Operations:
Funds From Operations	$(56,501)	$(0.81)	$498	$0.01	$(139,060)	$(2.14)	$(99,062)	$(2.11)
Adjustments:
Change in fair value of financial instruments	76,020	1.09	11,169	0.23	175,777	2.69	120,092	2.56
(Gains) losses on debt extinguishment	—	—	—	—	—	—	(1,574)	(0.03)
Capital expenditures, net of direct financing	(797)	(0.01)	(535)	(0.01)	(969)	(0.01)	(783)	(0.02)
Straight-line rental adjustments	(678)	(0.01)	(785)	(0.02)	(966)	(0.01)	(1,091)	(0.02)
Amortization of deferred items and intangible assets	3,267	0.05	1,516	0.03	4,400	0.07	3,042	0.06
Share-based compensation	743	0.01	549	0.01	1,466	0.02	1,106	0.02

Adjusted Funds From Operations	$22,054	$0.32	$12,412	$0.25	$40,648	$0.62	$21,730	$0.46

(1)	We believe that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and us in particular.

We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

AFFO is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations. We calculate AFFO by adding to or subtracting from FFO: change in fair value of financial instruments; gains or losses on debt extinguishment; capital expenditures, net of any direct financing associated with those capital expenditures; straight-line rental effects; amortization of various deferred items and intangible assets; and share-based compensation.

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management utilizes FFO and AFFO as measures of our operating performance, and believes they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash items, such as real estate depreciation, share-based compensation and various other items required by GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity. References to “we”, “us”, and “our” refer to RAIT Financial Trust and its subsidiaries.

(2)	Based on 69,757,807 and 65,086,432 weighted-average shares outstanding-diluted for the three-month and six-month periods ended June 30, 2013.

(3)	Based on 49,902,247 and 47,026,586 weighted-average shares outstanding-diluted for the three-month and six-month periods ended June 30, 2012.

Schedule II
RAIT Financial Trust
Reconciliation of Shareholders’ Equity to Adjusted Book Value (1)
(Dollars in thousands, except share and per share amounts)
(unaudited)

	As of June 30, 2013
	Amount	Per Share (2)

Total shareholders’ equity	$770,523	$11.01
Liquidation value of preferred shares characterized as equity(3)	(191,946)	(2.74)

Book value	578,577	8.27
Adjustments:
Taberna VIII and Taberna IX securitizations	(334,551)	(4.79)
RAIT I and RAIT II derivative liabilities	53,464	0.76
Change in fair value for warrants and investor SARs	6,342	0.09
Accumulated depreciation and amortization	138,264	1.98
Valuation of recurring collateral and property management fees	19,255	0.28

Total adjustments	(117,226)	(1.68)

Adjusted book value	$461,351	$6.59

(1)	Management views adjusted book value as a useful and appropriate supplement to shareholders’ equity and book value per share. The measure serves as an additional measure of our value because it facilitates evaluation of us without the effects of various items that we are required to record in accordance with GAAP but which have limited economic impact on our business. Those adjustments primarily reflect the effect of consolidated securitizations where we do not currently receive cash flows on our retained interests, accumulated depreciation and amortization, the valuation of long-term derivative instruments and a valuation of our recurring collateral and property management fees. Adjusted book value is a non-GAAP financial measurement, and does not purport to be an alternative to reported shareholders’ equity, determined in accordance with GAAP, as a measure of book value. Adjusted book value should be reviewed in connection with shareholders’ equity as set forth in our consolidated balance sheets, to help analyze our value to investors. Adjusted book value may be defined in various ways throughout the REIT industry. Investors should consider these differences when comparing our adjusted book value to that of other REITs.

(2)	Based on 69,960,454 common shares outstanding as of June 30, 2013.

(3)	Based on 3,749,288 Series A preferred shares, 2,288,465 Series B preferred shares, and 1,640,100 Series C preferred shares outstanding as of June 30, 2013, all of which have a liquidation preference of $25.00 per share.